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                                 EXHIBIT (c)(6)







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                               DATED 6 July 1995


                                    BETWEEN

                        GEOTEK COMMUNICATIONS, INC. (1)

                                      AND

                     IBJ SCHRODER BANK & TRUST COMTANY (2)


                               CHARGE OVER SHARES
                         in National Band Three Limited

                   __________________________________________






                                  Bird & Bird
                                 90 Fetter Lane
                                London EC4A 1JP




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                                    CONTENTS


1  Interpretation...................................................... 1

2  Covenant to Pay and Secured Obligations............................. 3

3  Changing Clause..................................................... 3

4  Undertakings........................................................ 5

5  Dividends and Voting Rights......................................... 6

6  Further Assurance................................................... 7

7  Certain powers of the Collateral Agent.............................. 7

8  Enforcoment......................................................... 8

9  Appointment and Powers of Receiver.................................. 9

10 Application of proceeds: Purchasers................................ 11

11 Indemnities, costs and expenses.................................... 11

12 Power of Attorney.................................................. 12

13 Continuing Security and Other Matters.............................. 12

14 Currencies......................................................... 13

15 Miscellaneous...................................................... 14

16 Notices ........................................................... 15

17 Governing Law and Jurisdiction..................................... 15

18 Release of security................................................ 16


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THIS CHARGE OVER SHARES is dated 6 July 1995 and made BETWEEN:

(1) GEOTEK COMMUNICATIONS, INC. a Delaware corporation whose principal executive offices are located at 20 Craig Road, Montvale, New Jersey 07645, USA (the "Chargor") and

(2) IBJ SCHRODER BANK & TRUST COMTANY, a New York banking corporation whose principal executive offices are located at One State Street, New York, New York USA (the "Collateral Agent") as trustee for each of the Holders (as hereinafter defined).

NOW THIS DEED WITNESSES as follows:

1    Interpretation

1.1. Definitions

     Capitalized terms used in this Charge without definition have the meanings set forth in the Indenture and the following terms used in this Charge have the meanings set forth below:

     "Charged Property" means the Shares and all other rights, moneys, benefits and other property referred to in clause 3.1(b);

     "Collateral Instruments" means negotiable and non-negotiable instruments, guarantees, indemnities and other assurances against financial loss and any other documents or instruments which contain or evidence an obligation (with or without security) to pay, discharge or be responsible directly or indirectly for, any liabilities of any person and includes any document or instrument creating or evidencing an Encumbrance;

     "Encumbrance" means any mortgage, charge (whether fixed or floating), pledge, lien, hypothecation, assignment, trust arrangement or security interest of any kind securing any obligation of any person or any other type of preferential arrangement (including without limitation title transfer and/or retention arrangements having a similar effect) but does not include liens arising in the ordinary course of trading by operation of law and not by way of contract;

     "Enforcement Date" means the date on which the Collateral Agent demands the payment or discharge of all or any part of the Secured Obligations as a result of the occurrence of an Event of Default;

     "Holder" means the person in whose name a Security is registered on Registrar's books;

     "Indenture" means the Indenture dated as of 30th June 1995 between the Chargor and the Collateral Agent;

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     "NB3" means National Band Three Limited, a company incorporated in England and Wales under company registration number 2672488;

     "Pledge Agreement" means the U.S. Pledge Agreement as defined in the Indenture;

     "Receiver" means any one or more receivers and/or managers appointed by the Collateral Agent pursuant to this Charge in respect of all or any of the Charged Property;


     "Secured Obligations" means all moneys, obligations and liabilities covenanted to be paid or discharged by the Chargor under or pursuant to clause 2;

     "Securities" means the securities that are from time to time issued under the Indenture, as amended or supplemented from time to time pursuant to the Indenture; and

     "Shares" means the Capital Stock of NB3 owned or hereafter acquired by the Chargor which, as at the date hereof, consists of 9,000,000 ordinary shares of (L)1 in NB3.

1.2  Successors

     The expressions "Collateral Agent", "Holder" and "Chargor" include, where the context admits, their respective successors whether immediate or derivative and, in the case of the expression "Collateral Agent", includes any person from time to time appointed as collateral agent under the terms of the Indenture.

1.3  Headings

     Clause headings and the Contents table are inserted for convenience of reference only and shall be ignored in the interpretation of this Charge.

1.4  Construction of certain terms

     In this Charge, unless the context otherwise requires:

     (a) references to clauses are to be construed as references to the clauses of this Charge;

     (b) references to (or to any specified provision of) this Charge or any other document shall be construed as references to this Charge, that provision or that document as in force for the time being and as amended in accordance with the terms thereof or, as the cast may be, with the agreement of the relevant parties and (where such consent is, by the terms of this Charge or the relevant document, required to be obtained as a condition to such amendment being permitted) the prior written consent of the Collateral Agent;







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     (c)  words importing the plural shall include the singular and vice versa;

     (d) references to a person shall be construed as including references to an individual, firm, company, corporation, unincorporated body of persons or any State or any agency thereof;

     (e) references to statutory provisions shall be construed as references to those provisions as replaced, amended or re-enacted from time to time.

2    Covenant to Pay and Secured Obligations

     The Chargor hereby covenants that it will on demand pay to the Collateral Agent (as trustee for the Holders) all moneys and discharge all obligations and liabilities now or hereafter due, owing or incurred to the Collateral Agent and each of the Holders under or pursuant to the Securities and/or the Indenture and/or this Charge when the same become due for payment or discharge whether by acceleration or otherwise.

3    Charging Clause

3.1  Charge

     The Chargor as sole beneficial owner as a continuing security for the payment and discharge of the Secured Obligations hereby:

     (a) mortgages and charges the Shares to the Collateral Agent by way of first legal mortgage and a first fixed charge;

     (b) mortgages and charges and agrees to mortgage and charge to the Collateral Agent by way of first fixed mortgage and charge:

          (i) (without prejudice to clause 5) all rights of the Chargor in respect of any dividends and any other distributions or payments arising in connection with the Shares;

          (ii) all rights, shares, moneys, benefits and other property which may at any time accrue or be offered or arise by way of conversion, redemption, bonus, preference, option or otherwise in respect of any of the Shares or in substitution or exchange for any of the Shares; and

          (iii) any proceeds derived in any way from the Shares or any of the rights, shares, money, benefits and other property described in sub-paragraphs (i) and (ii) above (unless such proceeds are permitted to be released to the Chargor in accordance with the terms of the Indenture or clause 5 or clause 18).



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3.2  Representations and Warranties

     The Chargor represents and warrants to the Collateral Agent as follows:

     (a) the Chargor is the sole legal and beneficial owner of and has full right and title to the Shares (comprising the entire issued share capital of NB3) and that the same are fully paid up and validly allotted and are free from any Encumbrance (other than the mortgage and charge hereby created) and are not subject to any calls or ay option or other third party right;

     (b) the Shares are not subject to any restrictions on alienation or transfer (including without limitation any transfer restrictions under any shareholder or similar agreements or any pre-emption rights under the Articles of Association of the Company or otherwise howsoever arising) other than pursuant to this Charge and applicable securities and telecommunications laws;

     (c) the Chargor has all requisite corporate power and authority to execute and deliver this Charge, and all necessary action has been taken to authorize the Chargor's execution, delivery and performance of this Charge. The execution, delivery and performance of this Charge by the Chargor will not result in (i) a default under any contract, agreement or instrument to which the Chargor is a party or by which the Chargor is bound, or (ii) a violation of any statutes, laws, rules or regulations applicable to the Chargor, except for any such defaults or violations which wuuld not have a material adverse effect on the Chargor or on the Charged Property. This Charge constitutes legal, valid and binding obligations of the Chargor enforceable in accordance with their respective terms except as such enforceability may be limited by the effect of any applicable bankruptcy, insolvency, reorganisation, moratorium or other similar laws affecting creditors' rights generally or general principles of equity;

     (d) no approval or action by, and no notice to, any governmental authority or regulatory body is required in connection with the execution and delivery and performance of this Charge by the Chargor, except as may be required under applicable securities laws and except as may be required under the license held by NB3 under the Telecommunications Act 1984;

     (e) other than the filing of this Charge under Section 395 of the Companies Act 1985, within 21 days of its creation, no filings are necessary for the perfection of the security interest created by this Charge and all necessary consents of third parties to the granting of such security interest and the execution and delivery and performance of this Charge have been duly obtained. Upon registration in the register of members of NB3, the Collateral Agent will have a valid, perfected, first priority legal mortgage over the Shares and all the Chargor's right title, interest, claims, powers and privileges in, to and under the Shares;

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     (f)  the correct legal name of the Chargor is as set forth in the preamble to this Charge;

     (g) the address for the Chargor set out in the preamble to this Charge is the location of the Chargor's chief executive office; and

     (h) all information set forth herein relating to the Shares and the Charged Property is accurate and complete in all material respects.

4    Undertakings

4.1  Positive undertakings

     The Chargor undertakes with the Collateral Agent that it will:

     (a) Deposit of title documents: deposit with the Collateral Agent or its nominee and permit the Collateral Agent or its nominee to hold and retain (i) all stock and share certificates and documents of, or evidencing, title or the right to title relating to the Charged Property, (ii) such stock transfer forms or other instruments of transfer in respect of the Charged Property, duly completed as the Collateral Agent may direct and (iii) such other documents as the Collateral Agent may from time to time require for perfecting its title to the Charged Property (duly executed by or signed on behalf of the registered holder) or for vesting or enabling it to vest the same in itself or its nominees or in any purchaser to the intent that the Collateral Agent may at any time without notice to the Chargor present them for registration;

     (b) Registration of transfers: procure that NB3 will forthwith on presentation by the Collateral Agent or its nominee duly register all transfers of the Shares and any other shares in NB3 for the time being included in the Charged Property; and

     (c) Calls: duly and promptly pay all calls, instalments or subscription monies or other payments which from time to time become due in respect of any of the Charged Property, and procure that the Collateral Agent shall not in any circumstances incur any liability whatsoever in respect of any calls, instalments, or otherwise in connection with the Charged Property.

4.2  Negative undertakings in relation to the Charged Property

     The Chargor further undertakes with the Collateral Agent that, except where permitted to do so under the Indenture (with respect to sub-clause (b) and (c) below) or where the relevant Charged Property has been released from the security hereby created pursuant to clause 18, it will not without the prior written consent of the Collateral Agent:

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     (a)  Registration of third party holders: permit any person other than the
          Chargor, the Collateral Agent or nominees for either of them to be registered as holder of the Charged Property or of any part thereof;

     (b) Encumbrances: create or permit to subsist any Encumbrance (other than in favour of the Collateral Agent) on or over the Charged Property or any part thereof or any interest therein; or

     (c) Disposals: sell, transfer, assign or otherwise dispose of the Charged Properly or any part thereof or interest therein or attempt or agree so to do.


5.   Dividends and Voting Rights

5.1 The Collateral Agent agrees with the Chargor that so long as no Event of Default under the Indenture has occurred and is continuing:

     (a) Dividends: the Collateral Agent or its nominee, as the case may be, will hold all dividends, interest and other moneys received by it in respect of the Charged Property for the account of the Chargor and will pay such dividends, interest and other moneys to the Chargor upon request;

     (b) Voting Rights: the Collateral Agent or its nominee, as the case may be, will exercise all voting and other rights and powers attached to the Charged Property and exercisable by the Collateral Agent or its nominee, as the case may be, as the Chargor may from time to time in writing direct provided that the relevant directions will not result in any violation of any provision of this Charge or the Indenture and so that the Collateral Agent (or its nominee as the case may be) will from time to time if so requested by the Chargor provide a revocable proxy to the Chargor, or a representative of the Chargor, to enable the Chargor to exercise voting rights in respect of the Shares on its behalf; and

     (c) Notices: the Collateral Agent will, promptly after receipt, forward to the Chargor copies of all material notices, documents or other communications received by it in respect of the Charged Property.


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6   Further Assurance

6.1 Further assurance


    The Chargor shall at any time if and when required by the Collateral Agent execute such further Encumbrances and assurances in favour of the Collateral Agent and do all such acts and things as the Collateral Agent shall from time to time require over or in relation to all or any of the Charged Property and all rights relating thereto both present and future and any other transfers, financing statements, continuation statements, financing statement amendments, filings or documents the Collateral Agent may from time to time require for perfecting its title to the same or for vesting or enabling it to vest the same in itself or its nominees or in any purchaser, to secure the Secured Obligations or to facilitate realisation of the Charged Property or the exercise of the powers conferred on the Collateral Agent.

6.2 Certain documentary requirements

    Such further Encumbrances or assurances shall be prepared by or on behalf of the Collateral Agent at the cost of the Chargor and shall contain (a) an immediate power of sale without notice; (b) a clause excluding section 93 of the Law of Property Act 1925 and the restrictions contained in section 103 of the Law of Property Act 1925; and (c) such other clauses for the benefit of the Collateral Agent as the Collateral Agent may reasonably require.

7   Certain powers of the Collateral Agent

7.1 Voting rights

    The Collateral Agent and its nominees at the discretion of the Collateral Agent may exercise in the name of the Chargor or otherwise at any time whether before or after demand for payment and without any further consent or authority on the part of the Chargor in respect of the Charged Property any voting rights and all powers given to trustees by section 10(3) and (4) of the Trustee Act 1925 (as amended by section 9 of the Trustee Investments Act 1961) in respect of securities or property subject to a trust and any powers or rights which may be exercisable by the person in whose name the Shares or other Charged Property are registered but such power shall be exercised subject to the provisions of clause 5.

7.2 Transfer of Charged Property

    The Chargor will if so requested by the Collateral Agent transfer all or any of the Charged Property to such nominees or agents as the Collateral Agent may select and the Collateral Agent may hold all or any of such Charged Property in any branch of the Collateral Agent or with any correspondents or other agents whether in the United Kingdom, the United States or overseas and all the Charged Property shall be held at the expense and risk of the Chargor.

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7.3 Dividends

    Unless otherwise agreed by the Collateral Agent, the Chargor shall procure that all payments of dividends, distributions, intertest and other moneys in respect of the Charged Property shall be paid to the Collateral Agent or as the Collateral Agent may direct from time to time but subject to the provisions of clause 5.

7.4 Subsequent Encumbrances

    If the Collateral Agent receives notice of any subsequent Encumbrance, assignment or other disposition affecting the Charged Property or any part thereof or interest therein the Collateral Agent may open a new account for the Chargor. If the Collateral Agent does not open a new account then unless the Collateral Agent gives express written notice to the contrary to the Chargor it shall nevertheless be treated as if it had done so at the time when it received such notice and as from that time all payments made by or on behalf of the Chargor to the Collateral Agent shall be credited or be treated as having been credited to the new account and shall not operate to reduce the amount due from the Chargor to the Collateral Agent at the time when it received notice.

8   Enforcement

8.1 Exercise of powers

    At any time on or after the Enforcement Date or if requested by the Chargor:

    (a) Statutory powers of mortgagee: the Collateral Agent and any nominee of the Collateral Agent wheresoever situate may exercise without further notice and without the restrictions contained in section 103 of the Law of Property Act 1925 in respect of all or any of the Charged Property all the powers or rights which may be exercisable by the registered holder or bearer of the Charged Property and all other powers coferred on mortgages by the Law of Property Act 1925 as hereby varied or extended;

    (b) Application of dividends: any dividends or distributions, interest or other payments which may be received or receivable by the Collateral Agent or by any nominee in respect of any of the Charged Property may be applied by the Collateral Agent as though they were proceeds of sale;

    (c) Voting Rights: without prejudice to the provisions of clause 5.1(b), the Collateral Agent may require the Chargor to exercise any such voting or other rights and powers as are referred to in clause 5.1(b) in respect of the Charged Property or any part thereof as the Collateral Agent may direct from time to time.


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8.2 Terms of sale

    In exercising the powers referred to in clause 8.1 the Charged Property or any part thereof may be sold or disposed of at such times in such manner for such consideration and generally on such terms and conditions as the Collateral Agent may think fit. Any such sale or disposition may be for cash, debentures or other obligations, shares, stock, securities or other valuable consideration and be payable immediately or by instalments spread over such period as the Collateral Agent shall think fit.

9   Appointment and Powers of Receiver

9.1 Appointment

    At any time on or after the Enforcement Date or if requested by the Chargor, the Collateral Agent may by instrument in writing executed as a deed or under the hand of any director or other duly authorized officer appoint any qualified person to be a Receiver of the Charged Property or any part thereof. Where more than one Receiver is appointed, each joint Receiver shall have power to act severally, independently of any other joint Receivers, except to the extent that the Collateral Agent may specify to the contrary in the appointment. The Collateral Agent may remove any Receiver so appointed and appoint another in his place. In this clause 9 a "qualified person" is a person who, under the Insolvency Act 1986, is qualified to act as a receiver of the property with respect to which he is appointed.

9.2 Receiver as agent

    A Receiver shall be the agent of the Chargor and the Chargor shall be solely responsible for his acts or defaults and for his remuneration.

9.3 Powers of Receiver

    A Receiver shall have all the powers conferred from time to time on receivers by statute (in the case of powers conferred by the Law of Property Act 1925, without the restrictions contained in section 103 of that
    Act) and power on behalf and at the cost of the Chargor (notwithstanding liquidation of the Chargor) to do or omit to do anything which the Chargor could do or omit to do in relation to the Charged Property or any part thereof. In particular (but without limitation) a Receiver shall have power to do all or any of the following acts and things:

    (a) Take possession: take possession of, collect and get in a11 or any of the Charged Property and exercise all voting or other powers or rights available to a registered holder thereof in such manner as he may think fit;

    (b) Borrow money: raise or borrow any money from or incur any other liability to the Collateral Agent or others on such terms with or without security as he may think fit and so that any such security may be or include a charge on the whole or any part of the Charged Property ranking in priority to this security or otherwise;

    (c) Dispose of assets: without the restrictions imposed by section 103 of the Law of Property Act 1925, sell by public auction or private contract or otherwise dispose of or deal with all or any of the Charged Property or concur in so doing in such manner for such consideration and generally on such terms and conditions as he may think fit any such sale or disposition may be for cash, debentures or other obligations, shares, stock, securities or other valuable consideration and be payable immediately or by instalments spread over such period as he shall think fit and so that any consideration received or receivable shall ipso facto forthwith be and become charged with the payment of all the Secured Obligations;

    (d) Form subsidiaries: promote the formation of companies with a view to the same becoming a subsidiary of the Chargor and purchasing or otherwise acquiring interests in all or any of the Charged Property or otherwise, arrange fur such companies to trade or cease to trade and to purchase or otherwise acquire all or any of the Charged Property on such terms and conditions whether or not including payment by instalments secured or unsecured as he may think fit;

    (e) Compromise conracts: make any arrangement or compromise or enter into or cancel any contracts in connection with the Charged Property which he shall think expedient;

    (f) Legal proceedings: institute, continue, enforce, defend, settle or discontinue any actions, suits or proceedings in relation to the Charged Property or any part thereof or submit to arbitration as he may think fit;

    (g) Execute documents: sign any document, execute any deed and do all such other acts and things as may be considered by him to be incidental or conducive to any of the matters or powers aforesaid or to the realisation of the security of the Collateral Agent and to use the name of the Chargor for all the purposes aforesaid.

9.4     Remuneration

    The Collateral Agent may from time to time determine the remuneration of any Receiver and section 109(6) of the Law of Property Act 1925 shall be varied accordingly. A Receiver shall be entitled to remuneration appropriate to the work and responsibilities involved upon the basis of charging from time to time adopted by the Receiver in accordance with the current practice of his firm.

    10    Application of Proceeds: Purchasers

    10.1  Application of proceeds

          Subject to clause 5 and clause 18, all moneys received by the Collateral Agent or by any Receiver in the exercise of any powers conferred by this Charge shall be applied, after the discharge of the remuneration and expenses of the Collateral Agent and/or any such Receiver and all liabilities having priority to the Secured Obligations, in accordance with the terms of the Indenture.

    10.2  Protection of third parties

          No purchaser or other person shall be bound or concerned to see or enquire whether the right of the Collateral Agent to exercise any of the powers hereby conferred has arisen or not or be concerned with notice to the contrary or with the propriety of the exercise or purported exercise of such powers.

    11    Indemnities, costs and expenses

    11.1  Enforcement costs

          The Chargor covenants with the Collateral Agent to pay on demand all costs, charges and expenses (including stamp duty, registration fees and other documentary taxes and duties) incurred by the Collateral Agent or any Receiver or which it or he shall properly incur in or about the, enforcement, preservation or attempted preservation of this security or of the Charged Property or any part thereof on a full indemnity basis.

    11.2  No liability as mortgagee in possession

          The Collateral Agent shall not be liable to account as mortgagee in possession in respect of all or any part of the Charged Property and shall not be liable for any loss upon realisation or for any failure to pay any call or instalment or to accept any offer or to notify the Chargor of any such matter or for any other loss of any nature whatsoever in connection with the Charged Property.

    11.3  Indemnity from Charged Property

          The Collateral Agent and any Receiver, attorney, agent or other person appointed by the Collateral Agent under this Charge (each an "Indemnified Party") shall be entitled to be indemnified out of the Charged Property in respect of all costs, actions, claims, expenses, demands and liabilities whether in contract, tort or otherwise and whether arising at common law, in equity or by statute which may be incurred by, or made against any of them (of by or against any agent, officer or employee for whose liability act or omission any of them may be answerable) at any time relating to or arising directly or indirectly out of or as a consequence of anything done or omitted in the exercise or purported exercise of the powers contained in this Charge or occasioned by any breach by the Chargor of any of its covenants or other obligations under this Charge.

    12    Power of Attorney

    12.1  Power of attorney

          The Chargor by way of security irrevocably appoints each of the Collateral Agent and any Receiver severally to be its attorney in its name and on its behalf:

          (a) to execute and complete any documents or instruments which the Collateral Agent or such Receiver may require for perfecting the title of the Collateral Agent to the Charged Property or for vesting the same in the Collateral Agent, its nominee or any purchaser;

          (b) to sign, execute, seal and deliver and otherwise perfect any further security document referred to in clause 6; and

          (c) otherwise generally to sign, seal, execute and deliver all deeds, assurances, agreements and documents and to do all acts and things which may be required for the full exercise of all or any of the powers conferred on the Collateral Agent or a Receiver under this Charge or which may be deemed expedient by the Collateral Agent or a Receiver in connection with any disposition, realisation or getting in by the Collateral Agent or a Receiver of a Charged Property or any part thereof or in connection with any other exercise of any power under this Charge.

    12.2  Ratification

          The Chargor ratifies and confirms and agrees to ratify and confirm all acts and things which any attorney as is mentioned in clause 12.1 shall do or purport to do in the exercise of his powers under such clause.

    13    Continuing Security and Other Matters

    13.1  Continuing security

          This Charge and the obligations of the Chargor under this Charge shall:

          (a) secure the amount of the Secured Obligations from time to time outstanding to the Collateral Agent and the Holders by the Chargor and shall be a continuing security until released pursuant to clause 18;

          (b) be in addition to, and not prejudice or affect, any present or future Collateral Instrument, right or remedy held by or available to the Collateral Agent; and

          (c) not merge with or be in any way prejudiced or affected by the existence of any such Collateral Instruments, rights or remedies or by the same being or becoming wholly or in part void, voidable or unenforceable on any ground whatsoever or by the Collateral Agent dealing with, exchanging, releasing, varying or failing to perfect or enforce any of the same, or giving time for payment or indulgence or compounding with any other person liable.

    13.2  Collateral lnstruments

          The Collateral Agent shall not be obliged to resort to any Collateral Instrument or other means of payment now or hereafter held by or available to it before enforcing this Charge and no action taken or omitted by the Collateral Agent in connection with any such Collateral Instrument or other means of payment shall discharge, reduce, prejudice or affect the liability of the Chargor nor shall the Collateral Agent be obliged to account for any money or other property received or recovered in consequence of any enforcement or realisation of any such Collateral Instrument or other means of payment.

    13.3  Settlements conditional

          Any release, discharge or settlement between the Chargor and the Collateral Agent shall be conditional upon no security, disposition or payment to the Collateral Agent by the Chargor or any other person being void, set aside or ordered to be refunded pursuant to any enactment or law relating to liquidation, administration or insolvency or for any other reason whatsoever and if such condition shall not be fulfilled the Collateral Agent shall be entitled to enforce this Charge subsequently as if such release, discharge or settlement had not occurred and any such payment had not been made.

    14    Currencies

          All moneys received or held by the Collateral Agent or by a Receiver under this Charge at any time on or after the Enforcement Date in a currency other than a currency in which the Secured Obligations are denominated may from time to time be sold for such one or more of the currencies in which the Secured Obligations are denominated as the Collateral Agent or Receiver considers necessary or desirable and the Charger hereby agrees to indemnify the Collateral Agent against the full cost (including all costs, charges and expenses) incurred in relation to such sale. Neither the Collateral Agent nor any Receiver shall have any liability to the Charger in respect of any loss resulting from any fluctuation in exchange rates after any such sale.

    15    Miscellaneous

    15.1  Remedies cumulative

          No failure or delay on the part of the Collateral Agent to exercise any power, right or remedy shall operate as a waiver thereof nor shall any single or any partial exercise or waiver of any power, right or remedy preclude its further exercise or the exercise of any other power, right or remedy.

    15.2  Consolidation

          Section 93 of the Law of Property Act 1925 shall not apply to the security created by this Charge or to any security given to the Collateral Agent pursuant to this Charge.

    15.3  Reorganization of the Collateral Agent

          This Charge shall remain binding on the Chargor notwithstanding any change in the constitution of the Collateral Agent or its absorption in, or amalgamation with, or the acquisition of all or part of its undertaking by, any other person, or any reconstruction or reorganization of any kind. The security granted by this Charge shall remain valid and effective in all respects in favour of any assignee, transferee or other successor in title of the Collateral Agent in the same manner as if such assignee, transferee or other successor in title had been named in this Charge as a party instead of, or in addition to, the Collateral Agent.

    15.4  Unfettered discretion

          Any liability or power which may be excrcised or any determination which may be made under this Charge by the Collateral Agent may be exercised or made in its absolute and unfettered discretion and it shall not be obliged to give reasons therefor.

    15.5  Provisions severable

          Each of the provisions of this Charge is severable and distinct from the others and if any time in any jurisdiction one or more of such provisions is or becomes invalid, illegal or unenforcable then such event shall not:

          (a) affect the validity, legality and enforceability of the remaining provisions of this Charge in the relevant jurisdiction; or

          (b) affect the validity, legality and enforceability of the relevant provision or any other of the provisions of this Charge in any other jurisdiction.

    15.6  Execution under hand only

          This Charge is intended to take effect as a deed notwithstanding that a party may only execute this Charge under hand.


    16    Notices

          All notices and other communications made or required to be given under this Charge shall be in writing and shall be delivered by hand, or sent by telecopier or facsimile and confirmed by letter malled by United States registered or certified first-class mail, postage prepaid addressed as follows:

          To the Collateral Agent at:     IBJ Schroder Bank & Trust Company
                                          One State Street
                                          New York, New York 10004
                                          Attention: Corporate Trust and Agency
                                                     Administration
                                          Telecopier:    212-858 2952
                                          Telephone:     212-858 2529

          To the Chargor.                 Geotek Communications  Inc.
                                          20  Craig Road
                                          Montvale
                                          New Jersey 07645
                                          Attention: General Counsel
                                          Telecopier:   201-930-9614
                                          Telephone:    201-930-9305

          Any such notice or demand shall be deemed to have been duly given or made and to have become effective (a) if delivered by hand to a responsible officer of the party to which it is directed, at the time of the receipt thereof by such officer, and (b) if sent by telecopier or facsimile, at the time of the dispatch thereof, if in normal business hours in the country of receipt, or otherwise at the opening of business on the following business day.

    17    Governing Law and Jurisdiction

    17.1  Law

          This Charge is governed by and shall be construed in accordance with English law.

    17.2  Submission to English courts

          For the benefit of the Collateral Agent the Chargor hereby irrevocably submits to the non-exclusive jurisdiction of the High Court of Justice in England but this Charge may be enforced in any court of competent jurisdiction.

    17.3  Appointment of process agent

          The Chargor hereby irrevocably authorises and appoints NB3 (or such other person being a firm of solicitors resident in England as it may by notice to the Collateral Agent substitute) to accept service of all legal process arising out of or connected with this Charge and service on NB3 (or such substitute) shall be deemed to be service on the Chargor.

    17.4  Submission to New York Courts and appointment of agent for service

          The parties hereto irrevocably consent to the jurisdiction of the courts of the State of New York and any federal court located in such state in connection with any action, suit or proceeding arising out of or relating to this Charge and irrevocably waive the defense of an inconvenient forum to the maintenance of such suit or proceeding. Geotek hereby agrees to designate and appoint CT Corporation System as an agent upon whom process may be served in any suit or proceeding based on or arising under this Charge. Geotek further agrees that service of process upon Geotek, or upon an agent appointed pursuant to the proceding sentence accompanied with written notice of said service to Geotek, as the case may be, mailed by first class mail shall be deemed in every respect effective service of process upon Geotek in any such suit or proceeding. Nothing herein shall affect the Collateral Agent's right to serve process in any other manner permitted by law. Gootek agrees that a non-appealable judgment in any such suit or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on such judgment or in any other lawful manner.

    18    Release of security

    18.1 The Collateral Agent undertakes to the Chargor that it will release the security hereby created:

          (a) upon the full, final and indefeasible payment and discharge of the Secured Obligations, or

          (b) if earlier, upon a defeasance of the Securities in accordance with the Indenture; or

          (c) if earlier, upon the prior written consent of the Holders of at least 66 2/3% of the aggregate principal amount of the Securities then outstanding (the "Requisite Vote") pursuant to a request (a "Collateral Release Request") made by the Chargor to the Holders; or

          (d) if earlier, upon the consummation of a Collateral Release Repurchase Offer (as defined herein) in accordance with this clause 18.l(d). In the event that the Chargor does not receive the Requisite Vote pursuant to any such Collateral Release Request, the Charger may, at its option, within five business days after the latest date on which such consents are required to be delivered to the Charger pursuant to the terms of the Collateral Release Request, make an offer to purchase (a "Collateral Release Repurchase Offer") all of the outstanding Securities at a purchase price of 101.5% of the Accreted Value thereof, plus accrued and unpaid interest, if any, to the date of repurchase. If the Chargor shall at any time make a Collateral Release Request, the Chargor shall pay to the voting Holders an amount in cash equal to 0.50% of the Accreted Value on such date as provided in the Indenture. Any Collateral Release Request shall be made as provided in the Indenture.

          In order to effect any such release, the Collateral Agent shall, at the expense of the Chargor, promptly retransfer to such person as the Chargor shall nominate, the Shares remaining held by it and execute a deed of release in such form as the Charger shall reasonably request. The retransfer of the Shares to (or to the nominee of) the Chargor shall be without recourse to or warranty from the Collateral Agent (other than a warranty that the Collateral Agent has not assigned or delivered the Shares so retransferred to any other person).

    18.2 In addition, in the event that any of the Charged Property is sold and the Net Cash Proceeds thereof are applied in accordance with the terms of Section 4.12 of the Indenture entitled "Disposition of Proceeds of Asset Sales," or any of the Charged Property is otherwise transferred in a transaction permitted by the Indenture, the Collateral Agent shall release the security hereby created in favour of the Collateral Agent over the Charged Property so sold or transfered; provided, that the Collateral Agent shall have received from the Chargor an Officers' Certificate and an Opinion of Counsel that such Charged Property has been sold or transferred in accordance with the terms hereof. To the extent that any Charged Property is sold and the Net Cash Proceeds thereof are applied in accordance with the terms of Section 4.12 of the Indenture, the Net Cash Proceeds resulting from the sale or other disposition of such Charged Property shall, to the extent permitted by law (including any necessary approval in regard to any radio licenses), be immediately deposited in an account (the "Collateral Account") subject to a first priority perfected security interest in favour of a Collateral Agent, and the Chargor shall cause any non-cash proceeds from such sale or other disposition (including securities) received by the Chargor or a subsidiary to immediately become subject to a first priority perfected security interest in favour of the Collateral Agent.

          Within 180 days after consummation of any sale or disposition of Charged Property, the Chargor shall apply 100.0% of the Net Cash Procceeds resulting from such sale or disposition to (i) the purchase of Replacement Assets, provided that, when acquired, such Replacement Assets are subject to a first priority perfected security interest in favour of the Collateral Agent, or (ii) the acquisition or formation of a subsidiary, provided, that, when acquired or formed, all of the outstanding Capital Stock or such subsidiary is subject to a first priority perfected security interest in favour of the Collateral Agent; provided that if the Chargor does not apply such Net Cash Proceeds in accordance with (i) or (ii) above, such Net Cash Proceeds shall remain in the Collateral Account and not be released until the obligations of the Chargor under the Indenture and the Securities have been discharged, the security hereby created shall otherwise have been released or until distributed to the Holders of the Securities as Excess Proceeds. Subject to the proviso in the preceding sentence, amounts in the Collateral Account shall be released (i) upon the purchase of Replacement Assets, (ii) upon the acquisition or formation of a subsidiary, all of whose Capital Stock has been pledged to the Collateral Agent or (iii) when distributed to the holders of the Seurities as Excess Proceeds.


IN WITNESS whereof this Charge has been executed and delivered as a deed by or on behalf of the parties on the date stated at the begining of this Charge.

EXECUTED and DELIVERED as a DEED
by GEOTEK COMMUNICATIONS, INC.


By:  /s/   Yoram Bibring
    ------------------------------------

   Name:   Yoram Bibring
   Title:  Executive Vice President, Chief Operating
           Officer and Chief Financial Officer




EXECUTED and DELIVERED as a DEED
by IBJ SCHRODER BANK & TRUST COMPANY


By:  /s/   Barbara McCluskey
    ------------------------------------

   Name:   Barbara McCluskey
   Title:  Asstistant Vice President